As filed with the Securities and Exchange Commission on January 11, 2024

Registration No. 333-262277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KISSES FROM ITALY INC.

(Exact name of registrant as specified in its charter)

Florida	5810	46-2388377
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

80 SW 8th ST.

Suite 2000

Miami, Florida 33130

305 423-7129

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Michele Di Turi, Co-Chief Executive Officer

KISSES FROM ITALY INC.

80 SW 8th ST.

Suite 2000

Miami, Florida 33130

305 423-7129

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq.

Eleanor Osmanoff, Esq.

The Crone Law Group, P.C.

420 Lexington Avenue, Suite 2446

New York, NY 10170

Telephone: (646) 861-7891

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Kisses from Italy, Inc. (the “Registrant”) is filing this post-effective amendment No.1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-262277), which was initially filed with the Securities and Exchange Commission on January 21, 2022, as amended on July 5, 2022, on August 30, 2022 and September 8, 2022 (the “Registration Statement”) related to offers and sales of the Registrant’s securities by certain selling stockholders named in the Registration Statement in order to deregister all securities that were previously registered in the Registration Statement that remain unsold or otherwise unissued under the Registration Statement as of the date hereof.

In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida on January 11, 2024.

KISSES FROM ITALY INC.

By Michele Di Turi, Michele Di Turi, Co-Chief Executive Officer

By: Claudio Ferri
Claudio Ferri, Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michele Di Turi Michele Di Turi	Co-Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2024

/s/ Claudio Ferri Claudio Ferri	Co-Chief Executive Officer, Chief Investment Officer, and Director (Principal Financial and Accounting Officer)	January 11, 2024

/s/ Leonardo Fraccalvieri Leonardo Fraccalvieri	Chief Operating Officer and Director	January 11, 2024

/s/ Scott Conant	Director	January 11, 2024
Scott Conant

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